EXHIBIT 99.1

Amtech Reports Third Quarter Fiscal 2023 Results

TEMPE, Ariz., August 9, 2023 -- Amtech Systems, Inc. ("Amtech") (NASDAQ: ASYS), a manufacturer of capital equipment, including thermal processing and wafer polishing, and related consumables used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon power, analog and discrete devices, and electronic assemblies and modules focusing on enabling technologies for electric vehicles (EV) and clean technology (CleanTech) applications, today reported results for its third quarter ended June 30, 2023.

Third Quarter Fiscal 2023 Financial and Operational Highlights:

•
Net revenue of $30.7 million
•
GAAP operating loss of $1.1 million
•
Non-GAAP operating income of $0.4 million (1)
•
GAAP net loss of $1.0 million
•
Non-GAAP net income of $0.3 million (1)
•
GAAP net loss per diluted share of $0.07
•
Non-GAAP net income per diluted share of $0.02 (1)
•
Customer orders of $26.2 million
•
Book to bill ratio of 0.9:1
•
Backlog of $61.3 million.

“I am excited to take on the role of CEO and am looking forward to leading Amtech and driving efforts to fully capitalize on the exciting growth opportunities before us. In the coming quarters, we will focus our efforts on operational and supply chain improvements to ensure that we create meaningful value from the secular drivers influencing our business. We will be outlining our targets and plans in more detail on our next earnings call,” commented Mr. Bob Daigle, Chief Executive Officer of Amtech.

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

GAAP and Non-GAAP Financial Results

(in millions, except per share amounts)	Q3	Q2	Q3	9 Months	9 Months
	FY 2023	FY 2023	FY 2022	2023	2022
Revenues, net	$30.7	$33.3	$20.0	$85.6	$74.0
Gross profit	$11.0	$13.5	$5.9	$32.8	$27.0
Gross margin	35.7%	40.4%	29.6%	38.3%	36.4%

GAAP operating (loss) income	$(1.1)	$0.5	$9.6	$(3.3)	$13.4
GAAP operating margin	-3.6%	1.6%	47.9%	-3.8%	18.1%
Non-GAAP operating income (loss) (1)	$0.4	$3.2	$(2.8)	$2.9	$1.3
Non-GAAP operating margin (1)	1.2%	9.5%	-13.8%	3.3%	1.8%

GAAP net (loss) income	$(1.0)	$3.2	$10.2	$(0.6)	$13.2
GAAP net (loss) income per diluted share	$(0.07)	$0.23	$0.73	$(0.04)	$0.93
Non-GAAP net income (loss) (1)	$0.3	$2.7	$(2.1)	$2.2	$1.1
Non-GAAP net income (loss) per diluted share (1)	$0.02	$0.19	$(0.15)	$0.16	$0.08

Net revenues decreased 8% sequentially and increased 54% from the third quarter of fiscal 2022. The increase from prior year is primarily attributable to additional revenue of $7.2 million from Entrepix and increased shipments of our high temperature belt furnaces. The sequential decrease is primarily due to approximately $1.5 million in revenue that shifted from the third quarter to the fourth quarter of fiscal 2023 due to three BTU customers pushing out delivery dates and operational challenges surrounding the implementation of our new ERP system at P.R. Hoffman.

Gross margin decreased sequentially due primarily to product mix within our Semiconductor segment. Gross margin increased when compared to the third quarter of fiscal 2022, as the prior year period was affected by the government-mandated shutdown of our Shanghai manufacturing location.

Selling, General & Administrative (“SG&A”) expenses decreased $1.1 million on a sequential basis and increased $3.1 million compared to the prior year period. The sequential decrease is due primarily to acquisition costs of $1.5 million in the prior sequential period, which were not incurred during the third quarter. Compared to the prior year, the increase is due primarily to added Entrepix SG&A of $1.9 million, inclusive of $0.7 million of amortization of intangible assets, as well as increased consulting and ERP project expenses.

Research, Development and Engineering expenses increased $0.3 million sequentially and increased $0.2 million compared to the same prior year period.

GAAP operating loss was $1.1 million, compared to GAAP operating income of $0.5 million in the second quarter of fiscal 2023 and GAAP operating income of $9.6 million in the same prior year period. The prior year period includes the gain on the sale-leaseback of our Massachusetts facility.

The Company has incurred amortization of intangible assets, included in its GAAP financial statements, related to the acquisition of Entrepix, Inc. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization can vary significantly. The purchase price allocation reflected in our GAAP financial statements is preliminary. The Company expects to incur amortization of acquired intangible assets relating to Entrepix, Inc. of approximately $985,000 per quarter through December 31, 2023, and approximately $460,000 per quarter thereafter.

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

Non-GAAP operating income was $0.4 million, compared to non-GAAP operating income of $3.2 million in the second quarter of fiscal 2023 and non-GAAP operating loss of $2.8 million in the same prior year period.

Income tax expense was $0.2 million for the three months ended June 30, 2023, compared to a benefit of $2.9 million in the preceding quarter and expense of $20,000 in the same prior year period. Income tax benefit for the three months ended March 31, 2023, includes a one-time tax benefit of $3.2 million related to the release of a portion of our valuation allowance in connection with a deferred tax liability related to the Entrepix acquisition resulting in recognition of previously recorded deferred tax assets.

GAAP net loss for the third quarter of fiscal 2023 was $1.0 million, or 7 cents per share. This compares to GAAP net income of $3.2 million, or 23 cents per share, for the preceding quarter and GAAP net income of $10.2 million, or 73 cents per share, for the third quarter of fiscal 2022.

Non-GAAP net income for the third quarter of fiscal 2023 was $0.3 million, or 2 cents per share. This compares to non-GAAP net income of $2.7 million, or 19 cents per share, for the preceding quarter and non-GAAP net loss of $2.1 million, or 15 cents per share, for the third quarter of fiscal 2022.

In discussing financial results for the three and nine months ended June 30, 2023 and 2022, and the three months ended March 31, 2023, in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles ("GAAP"). All non-GAAP amounts exclude certain adjustments for stock compensation expense, severance expense, gain on sale-leaseback of our Massachusetts facility, amortization of acquired intangible assets, acquisition expenses, and income tax benefit related to our acquisition of Entrepix, Inc. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

Outlook

Operating results can be significantly impacted, positively or negatively, by the timing of orders, system shipments, logistical challenges, and the financial results of semiconductor manufacturers. Additionally, the semiconductor equipment industries can be cyclical and inherently impacted by changes in market demand. Actual results may differ materially in the weeks and months ahead.

For the fourth fiscal quarter ending September 30, 2023, we expect revenue and operating profit to improve incrementally over the third quarter of fiscal 2023.

A portion of Amtech's results is denominated in Renminbis, a Chinese currency. The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the Renminbi. Changes in the value of the Renminbi in relation to the United States Dollar could cause actual results to differ from expectations.

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

Conference Call

Amtech Systems will host a conference call today at 5:00 p.m. ET to discuss our fiscal third quarter financial results. The call will be available to interested parties by dialing 1-888-886-7786. For international callers, please dial +1-416-764-8658. A live webcast of the conference call will be available in the Investor Relations section of Amtech’s website at: https://www.amtechsystems.com/investors/events.

A replay of the webcast will be available in the Investor Relations section of the company’s website at http://www.amtechsystems.com/conference.htm shortly after the conclusion of the call and will remain available for approximately 30 calendar days.

About Amtech Systems, Inc.

Amtech Systems, Inc. is a leading, global manufacturer of capital equipment, including thermal processing, wafer cleaning, chemical mechanical polishing (CMP) technology, and related consumables used in fabricating semiconductor devices, such as silicon carbide (SiC), silicon power, electronic assemblies and modules focusing on enabling technologies for electric vehicles (EV) and clean technology (CleanTech) applications. We sell process equipment and services to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe. Our strategic focus is on semiconductor growth opportunities in power electronics, sensors and analog devices leveraging our strength in core competencies in thermal and substrate processing. Amtech's products are recognized under the leading brand names BTU International, Entrepix, Inc., Bruce Technologies™, PR Hoffman™ and Intersurface Dynamics, Inc.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech's future financial results, operating results, business strategies, projected costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the year-ended September 30, 2022, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form

10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Amtech Systems, Inc.
Lisa D. Gibbs
Chief Financial Officer
(480) 360-3756
irelations@amtechsystems.com
Sapphire Investor Relations, LLC Erica Mannion and Mike Funari (617) 542-6180 irelations@amtechsystems.com

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Summary Financial Information

(in thousands, except percentages)

	Three Months Ended			Nine Months Ended June 30,
	June 30, 2023	March 31, 2023	June 30, 2022	2023	2022
Amtech Systems, Inc.
Revenues, net	$30,740	$33,310	$19,964	$85,608	$73,983
Gross profit	$10,985	$13,470	$5,900	$32,758	$26,958
Gross margin	36%	40%	30%	38%	36%
GAAP operating (loss) income	$(1,119)	$519	$9,562	$(3,280)	$13,397
Non-GAAP operating income (loss)	$368	$3,162	$(2,757)	$2,860	$1,318
New orders	$26,217	$34,266	$30,145	$85,712	$95,477
Backlog	$61,315	$65,838	$62,731	$61,315	$62,731
Semiconductor Segment
Revenues, net	$19,841	$22,047	$15,135	$58,775	$61,484
Gross profit	$6,707	$8,931	$3,590	$21,810	$21,507
Gross margin	34%	41%	24%	37%	35%
GAAP operating income	$1,042	$2,950	$10,521	$4,861	$16,246
Non-GAAP operating income (loss)	$1,042	$2,950	$(1,944)	$4,861	$3,781
New orders	$18,293	$24,606	$24,144	$63,983	$79,992
Backlog	$53,219	$54,767	$58,344	$53,219	$58,344
Material and Substrate Segment
Revenues, net	$10,899	$11,263	$4,829	$26,833	$12,499
Gross profit	$4,278	$4,539	$2,310	$10,948	$5,451
Gross margin	39%	40%	48%	41%	44%
GAAP operating income	$481	$297	$1,156	$1,411	$1,991
Non-GAAP operating income	$1,506	$1,938	$1,156	$4,077	$1,991
New orders	$7,924	$9,660	$6,001	$21,729	$15,485
Backlog	$8,096	$11,071	$4,387	$8,096	$4,387

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Revenues, net	$30,740	$19,964	$85,608	$73,983
Cost of sales	19,755	14,064	52,850	47,025
Gross profit	10,985	5,900	32,758	26,958

Selling, general and administrative	10,300	7,157	30,924	21,008
Research, development and engineering	1,804	1,646	4,714	5,018
Gain on sale of fixed assets	—	(12,465)	—	(12,465)
Severance expense	—	—	400	—
Operating (loss) income	(1,119)	9,562	(3,280)	13,397

Interest income (expense) and other, net	303	680	(26)	627
(Loss) income before income tax provision	(816)	10,242	(3,306)	14,024
Income tax provision (benefit)	211	20	(2,739)	840
Net (loss) income	$(1,027)	$10,222	$(567)	$13,184

(Loss) Income Per Share:
Net (loss) income per basic share	$(0.07)	$0.74	$(0.04)	$0.94
Net (loss) income per diluted share	$(0.07)	$0.73	$(0.04)	$0.93
Weighted average shares outstanding:
Basic	14,058	13,889	14,031	14,042
Diluted	14,058	14,026	14,031	14,220

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2023	September 30, 2022
Assets
Current Assets
Cash and cash equivalents	$14,305	$46,874
Accounts receivable (less allowance for doubtful accounts of $357 and $114 at June 30, 2023 and September 30, 2022, respectively)	28,398	25,013
Inventories	34,661	25,488
Other current assets	5,600	5,561
Total current assets	82,964	102,936
Property, Plant and Equipment - Net	9,146	6,552
Right-of-Use Assets - Net	11,643	11,258
Intangible Assets - Net	12,313	758
Goodwill	29,022	11,168
Deferred Income Taxes - Net	162	79
Other Assets	1,112	783
Total Assets	$146,362	$133,534
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$7,466	$7,301
Accrued compensation and related taxes	3,491	4,109
Other accrued liabilities	3,120	1,771
Current maturities of finance lease liabilities and long-term debt	2,244	107
Current portion of long-term operating lease liabilities	2,800	2,101
Contract liabilities	7,807	7,231
Income taxes payable	34	6
Total current liabilities	26,962	22,626
Finance Lease Liabilities and Long-Term Debt	8,987	220
Long-Term Operating Lease Liabilities	9,120	9,395
Income Taxes Payable	2,462	2,849
Other Long-Term Liabilities	124	76
Total Liabilities	47,655	35,166
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 14,076,472 and 13,994,154 at June 30, 2023 and September 30, 2022, respectively	141	140
Additional paid-in capital	125,525	124,458
Accumulated other comprehensive loss	(1,929)	(1,767)
Retained deficit	(25,030)	(24,463)
Total Shareholders’ Equity	98,707	98,368
Total Liabilities and Shareholders’ Equity	$146,362	$133,534

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended June 30,
	2023	2022
Operating Activities
Net (loss) income	$(567)	$13,184
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,435	1,330
Write-down of inventory	1,233	235
Deferred income taxes	(3,430)	—
Non-cash share-based compensation expense	528	386
Gain on sale of property, plant and equipment	—	(12,465)
Provision for allowance for doubtful accounts	109	10
Changes in operating assets and liabilities:
Accounts receivable	2,391	1,714
Inventories	(4,724)	(5,617)
Other assets	1,775	(1,298)
Accounts payable	(1,586)	1,603
Accrued income taxes	(1,947)	713
Accrued and other liabilities	(2,993)	1,031
Contract liabilities	(1,374)	4,264
Net cash (used in) provided by operating activities	(7,150)	5,090
Investing Activities
Purchases of property, plant and equipment	(1,922)	(325)
Proceeds from the sale of property, plant and equipment	6	19,908
Acquisition, net of cash and cash equivalents acquired	(34,938)	—
Net cash (used in) provided by investing activities	(36,854)	19,583
Financing Activities
Proceeds from the exercise of stock options	539	111
Repurchase of common stock	—	(4,115)
Payments on long-term debt	(949)	(4,851)
Borrowings on long-term debt	12,000	—
Net cash provided by (used in) financing activities	11,590	(8,855)
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(155)	(441)
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(32,569)	15,377
Cash and Cash Equivalents, Beginning of Period	46,874	32,836
Cash, Cash Equivalents and Restricted Cash, End of Period	$14,305	$48,213

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended June 30,
	June 30, 2023	March 31, 2023	June 30, 2022	2023	2022
Amtech Systems, Inc. Operating Income (Loss):
GAAP operating (loss) income	$(1,119)	$519	$9,562	$(3,280)	$13,397
Acquisition expenses	272	1,524	-	3,242	-
Amortization of acquired intangible assets	1,025	945	-	1,970	-
Stock compensation expense	190	174	146	528	386
Gain on sale of fixed assets	-	-	(12,465)	-	(12,465)
Severance expense	-	-	-	400	-
Non-GAAP operating income (loss)	$368	$3,162	$(2,757)	$2,860	$1,318

GAAP operating margin	(3.6)%	1.6%	47.9%	(3.8)%	18.1%
Non-GAAP operating margin	1.2%	9.5%	(13.8)%	3.3%	1.8%

Consolidated Net Income (Loss):
GAAP net (loss) income	$(1,027)	$3,204	$10,222	$(567)	$13,184
Acquisition expenses	272	1,524	-	3,242	-
Amortization of acquired intangible assets	1,025	945	-	1,970	-
Stock compensation expense	190	174	146	528	386
Gain on sale of fixed assets	-	-	(12,465)	-	(12,465)
Severance expense	-	-	-	400	-
Income tax benefit related to acquisition	(182)	(3,164)	-	(3,346)	-
Non-GAAP net income (loss)	$278	$2,683	$(2,097)	$2,227	$1,105

Net Income (Loss) per Diluted Share:
GAAP net (loss) income per diluted share	$(0.07)	$0.23	$0.73	$(0.04)	$0.93
Acquisition expenses	0.02	0.11	-	0.23	-
Amortization of acquired intangible assets	0.07	0.06	-	0.14	-
Stock compensation expense	0.01	0.01	0.01	0.04	0.03
Gain on sale of fixed assets	-	-	(0.89)	-	(0.88)
Severance expense	-	-	-	0.03	-
Income tax benefit related to acquisition	(0.01)	(0.22)	-	(0.24)	-
Non-GAAP net income (loss) per diluted share	$0.02	$0.19	$(0.15)	$0.16	$0.08

Semiconductor Segment Operating Income (Loss):
GAAP operating income	$1,042	$2,950	$10,521	$4,861	$16,246
Acquisition expenses	-	-	-	-	-
Amortization of acquired intangible assets	-	-	-	-	-
Stock compensation expense	-	-	-	-	-
Gain on sale of fixed assets	-	-	(12,465)	-	(12,465)
Severance expense	-	-	-	-	-
Non-GAAP operating income (loss)	$1,042	$2,950	$(1,944)	$4,861	$3,781

Material and Substrate Segment Operating Income:
GAAP operating income	$481	$297	$1,156	$1,411	$1,991
Acquisition expenses	-	696	-	696	-
Amortization of acquired intangible assets	1,025	945	-	1,970	-
Stock compensation expense	-	-	-	-	-
Gain on sale of fixed assets	-	-	-	-	-
Severance expense	-	-	-	-	-
Non-GAAP operating income	$1,506	$1,938	$1,156	$4,077	$1,991